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EXHIBIT 10.1

                               GOSS HOLDINGS, INC.

                         MANAGEMENT STOCK INCENTIVE PLAN

                          (EFFECTIVE FEBRUARY 1, 2000)

         1. PURPOSE. The purpose of this Plan is to further the best interests of Goss Holdings, Inc. (including any successor thereto, the "Corporation") and its subsidiaries by encouraging its key employees, as is more fully set forth in Sections 5 and 6 of this Plan, to continue association with the Corporation and by providing additional incentive for unusual industry and efficiency through offering an opportunity to acquire a proprietary stake in the Corporation and its future growth. The Corporation believes that this goal may best be achieved by granting stock options (as defined in Section 7 hereof), Non-Vested Stock and/or Non-Vested Units (as defined in Section 12 hereof) to Participants (as defined in Section 6 hereof).

         2. TAX STATUS OF OPTIONS. The stock options to be granted pursuant to this Plan (hereinafter called "Options") will not be Incentive Stock Options as provided for in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

         3. OPTION SHARES, NON-VESTED STOCK/UNITS; CLASSES OF OPTIONS. The maximum number of shares of the Corporation's common stock, par value $.01 per share (the "Shares") that may be issued pursuant to this Plan shall be 1,350,000 consisting of a maximum of 1,000,000 Option Shares and a maximum of 350,000 Non-Vested Shares/Units, in each case subject to adjustment as provided in Section 17 hereof. Three (3) classes of Options may be granted under this Plan: Incentive Options, Performance Options and Discretionary Options. Each Share and each Unit issued pursuant to this Plan will be subject to the terms of the Restricted Stock Agreements substantially in the form attached hereto as Exhibit A.

         4. EFFECTIVE DATE OF PLAN. This Plan has been adopted by the Board of Directors as of the date written on the first page hereof (the "Effective Date").

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         5. ADMINISTRATION OF PLAN. The Plan shall be administered by the
Board of Directors of the Corporation (the "Board of Directors") or by a committee designated by the Board of Directors to administer the Plan (herein called the "Compensation Committee") or by its designee (herein called the "Designee"). The Board of Directors may authorize the Compensation Committee or the Designee to exercise any and all of the powers and functions of the Board of Directors pursuant to the Plan. The interpretation and construction by the Compensation Committee, the Designee or the Board of Directors of any provisions of the Plan or of any Options or Non-Vested Stock/Units granted under it shall be final and conclusive. No member of the Compensation Committee or of the Board of Directors or the Designee shall be liable for any action or determination made with respect to the Plan or any Options or Non-Vested Stock/Units granted under it. No shareholder of the Corporation nor any Participant, former Participant, or any beneficiary, shall have any claim or cause of action against the Corporation or any member of the Board of Directors or the Compensation Committee or the Designee on account of, or by reason of, or arising out of the exercise of such discretionary power. As used in this Plan, the term "Administrator" refers to the Board of Directors or the Compensation Committee or the Designee acting in its capacity, or (in the case of the Compensation Committee and/or Designee) acting pursuant to its authorization to administer the Plan under this Section 5.

         6. ELIGIBILITY. The persons eligible to participate in the Plan as recipients of Options and/or Non-Vested Stock/Units shall be all key employees, consultants and directors of the Corporation and its subsidiaries ("Participants"). Subject to Sections 7 and 12 below, the Administrator will, from time to time, select the eligible persons to whom Options or Non-Vested Stock/Units will be granted. Each eligible person who holds an outstanding award of Options or Non-Vested Stock/Units will be a "Participant".

         7. GRANT OF OPTIONS.

                  (a) INCENTIVE OPTIONS: Options to purchase shares of Restricted Stock (the "Incentive Options"), subject to adjustment as provided for in Section 17 hereof, shall be granted immediately upon the Effective Date to the Participants and in the amounts set forth on Schedule 3 hereto, pursuant to Incentive Option Agreements substantially in the form attached hereto as Exhibit B. The Incentive Options shall vest upon the terms set forth in such Incentive Option Agreements.

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                  (b) PERFORMANCE OPTIONS: Options to purchase shares of
Restricted Stock (the "Performance Options"), subject to adjustment as provided for in Section 17 hereof, shall be granted immediately upon the Effective Date to the Participants and in the amounts set forth on Schedule 3 hereto, pursuant to Performance Option Agreements substantially in the form attached hereto as Exhibit C. Subject to the Yearly Vesting Schedule set forth in Schedule 1 attached hereto (the "YVS"), the Performance Options shall vest in specified increments as of the end of each fiscal year of the Corporation commencing with calendar year 2000 and continuing through and including calendar year 2003, and shall vest only if and to the extent the Corporation attains certain operating performance objectives, all in accordance with the provisions set forth in Schedule 1 attached hereto. The YVS sets forth the maximum amount of Performance Options which may vest as of the end of each fiscal year of the Corporation commencing with fiscal year 2000 and continuing through and including fiscal year 2003.

                  (c) DISCRETIONARY OPTIONS: Options to purchase shares of Restricted Stock (the "Discretionary Options"), subject to adjustment as provided for in Section 17 hereof, shall be granted immediately upon the Effective Date to the Participants and in the amounts set forth on Schedule 3 hereto, pursuant to Discretionary Option Agreements substantially in the form attached hereto as Exhibit D.

                  (d) Additional Options may be granted from time to time in the discretion of the Board of Directors or the Compensation Committee or the Designee on terms and conditions set forth in agreements entered into in connection with such grants. Such terms and conditions may (but shall not be required to) be identical to the terms and conditions of Incentive Options, Performance Options, and/or Discretionary Options.

         8. OPTION PRICE. The purchase price for each Share covered by any Incentive Option or Performance Option shall be $7.41, subject to adjustment as provided in Section 17 hereof. The purchase price for each Share covered by a Discretionary Option shall be as set forth in the related Discretionary Option Agreement, subject to adjustment as provided in Section 17 hereof. The purchase price of an Option, as set forth in this Paragraph 8, shall be called the "Option Price."

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         9. DURATION OF OPTIONS. (a) Each Option shall remain in effect from the date of the grant of the Option until it is terminated according to its terms or as hereinafter provided, but in no event beyond the tenth anniversary of the date of grant of the Option (the period when an Option is in effect is hereinafter referred to as the "Option Period").

                  (b) Except as otherwise set forth in the Option Agreement, the Option Period of an Option shall terminate upon the date upon which the Participant holding such Option ceases to be an employee, consultant or director of the Corporation or its subsidiaries for any reason including, but not limited to, retirement, death, disability, involuntary termination or termination for cause.

                  (c) The expiration of a consulting arrangement without the prior termination thereof shall not be deemed a termination of such arrangement (or cessation of being a consultant) for purposes of this Plan. The employment, consultancy or directorship of a Participant who has been granted Options shall not be deemed to have terminated if the Participant is absent from such employment, consultancy or directorship by reason of an approved leave of absence (in accordance with the applicable policy of the Corporation or the applicable subsidiary) or is transferred from the Corporation or a subsidiary of the Corporation (each a "Group Member") to another Group Member. If a Group Member of the Corporation ceases to be such a Group Member, the employment, consultancy or directorship, as applicable, of each employee, consultant and director of that company who is not an employee, consultant or director of another remaining Group Member immediately thereafter shall be deemed to have ceased on the date the company ceases to be a Group Member unless proper provision is made for the conversion of such Participant's Options into options of the surviving or acquiring company on terms intended to preserve substantially the economic value thereof as of the date such subsidiary ceases to be a Group Member.

         10. EXERCISABILITY OF OPTIONS. Each Option shall be exercisable during the period of time from the date it vests until the end of the Option Period and may be exercised only in accordance with the terms of this Plan and the applicable Option Agreement.

         11. PROCEDURE FOR EXERCISE AND PAYMENT FOR SHARES. (a) A Participant shall exercise an Option by giving notice to the Corporation in the form attached hereto as Schedule 2. Such

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notice shall be deemed sufficient for this purpose only if delivered to the
Corporation at its principal office and only if it states (i) the number of Shares with respect to which the Option is being exercised, and (ii) the date, not more than ninety (90) days after the date of such notice, upon which the Shares shall be purchased and payment therefor shall be made (the "Exercise Date"). The exercise of an Option shall be effective only if, on or before the Exercise Date, the Participant pays the aggregate Option Price of the Shares being purchased in cash or by certified or bank cashier's check, delivered to the principal office of the Corporation. The Corporation shall, as soon as practicable after the Exercise Date, deliver or cause to be delivered to the Participant a certificate or certificates for the number of Shares with respect to which the Option is so exercised and payment is so made, registered in the name of the exercising Participant. Until such certificates have been issued, the exercising Participant shall not have any of the rights of a shareholder of the Corporation including, without limitation, the right to vote with respect to the underlying Shares. As mentioned in Section 3 above, all Shares issued under this Plan will be subject to the terms of a Restricted Stock Agreement substantially in the form attached hereto as Exhibit A.

                  (b) Notwithstanding the foregoing, if as of the Exercise Date for an Option (i) the Corporation may not issue Shares with respect to such Option by reason of any law or contract or (ii) any law or any regulation of any commission or agency having jurisdiction shall require the Corporation or the exercising Participant to take any action with respect to the Shares acquired by the exercise of an Option, then the date upon which the Corporation shall issue or cause to be issued the certificate or certificates for the Shares shall be postponed until such issuance is permitted or full compliance has been made with all such requirements of law or regulation, as applicable; provided, that the Corporation shall use its reasonable efforts to take all necessary action to comply with such requirements of law or regulation. Further, if requested by the Corporation, at or before the time of the issuance of the Shares with respect to which exercise of an Option has been made, the exercising Participant shall deliver to the Corporation his or her written statements satisfactory in form and content of the Corporation, that he or she intends to hold the Shares so acquired by him or her on exercise of his or her Option, for investment purposes only and not with a view to resale or other distribution thereof to the public in violation of the Securities Act of 1933, as amended (the "Securities Act"). Moreover, in the event that the Corporation shall determine that, in compliance with the Securities Act or other applicable statutes or regulations, it is necessary to register any of the Shares with respect to which an

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exercise of an Option has been made, or to qualify any such Shares for exemption from any of the requirements of the Securities Act or any other applicable statute or regulation, no Options may be exercised and no Shares shall be issued to the exercising Participant until the required action has been completed; provided, that the Corporation shall use its reasonable efforts to take all necessary action to comply with such requirements of law or regulation. Notwithstanding anything to the contrary contained herein, neither the Board of Directors nor the members of the Compensation Committee owe a fiduciary duty to any Participant in his or her capacity as such.

         12. GRANT OF NON-VESTED STOCK/UNITS. (a) Non-Vested Units ("Non-Vested Units"), subject to adjustment as provided for in Section 17 hereof, shall be granted immediately upon the Effective Date to the Participants and in the amounts set forth on Schedule 3 hereto, pursuant to Non-Vested Unit Agreements substantially in the form attached hereto as Exhibit E. The Non-Vested Units shall vest upon the terms set forth in such Non-Vested Units Agreements.

                  (b) Subject to the terms and provisions of the Plan and the Non-Vested Unit Agreement, Participants may defer the grant of any portion of the Non-Vested Units pursuant to the Non-Vested Unit Agreement until a Deferral Date Designated by the Participant.

                  (c) A Participant may change the Deferral Date by giving notice to the Corporation in the form attached hereto as Schedule 4. The notice will suffice to change the Deferral Date only if it is delivered to the Corporation at its principal office at least one year before the original Deferral Date or the amended Deferral Date, whichever is earlier. If the Grantee defers payment of his or her Non-Vested Units, they will be paid in the form of Restricted Stock as soon as administratively feasible after the Deferral Date.

                  (d) Each grant of Non-Vested Stock/Units pursuant to this Plan shall be made in writing and upon such terms and conditions as may be determined by the Board of Directors or by the Compensation Committee at the time of grant, subject to the provisions and limitations set forth in this Plan. The Non-Vested Stock/Unit Agreement for each grant of Non-Vested Stock or Non-Vested Units shall be executed by the Chief Executive Officer, except that, in the event that the Chief Executive Officer is the recipient of any Non-Vested Stock or Non-Vested Units, the Non-Vested Stock/Unit Agreement for such Non-Vested Stock or Non-Vested Units shall be

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executed by the Secretary of the Corporation. Shares of Non-Vested Stock and
Non-Vested Units shall also be subject to the following terms and conditions:

                  (i) Except as provided in this paragraph (i) and the Non-Vested Stock/Unit Agreement, the Participant shall have, with respect to the shares of Non-Vested Stock and/or Non-Vested Units, all of the rights of a stockholder of the Corporation holding the Shares that are the subject of the Non-Vested Stock or Non-Vested Units, including, if applicable, the right to receive any cash dividends. If so determined by the Compensation Committee in the applicable Non-Vested Stock/Unit Agreement and subject to the availability of sufficient Shares under Section 3 hereof, (A) cash dividends on the Shares that are the subject of the Non-Vested Stock and/or Non-Vested Units shall be automatically deferred and reinvested in additional Non-Vested Stock or Non-Vested Units (as the case may be), held subject to the vesting of the underlying Non-Vested Stock or Non-Vested Units, and (B) dividends payable in Shares shall be paid in the form of Non-Vested Stock and/or Non-Vested Units (as the case may be), held subject to the vesting of the underlying Non-Vested Stock or Non-Vested Units.

                  (ii) Except as otherwise set forth in the Non-Vested Stock/Unit Agreement and subject to Section 12(b)(iii) hereof, shares of Non-Vested Stock and Non-Vested Units which have not vested shall be forfeited by the Participant on the date upon which the Participant holding such Non-Vested Stock or Non-Vested Units ceases to be an employee, consultant or director of the Corporation or its subsidiaries for any reason including, but not limited to, retirement, disability, involuntary termination or termination for cause; provided that, if the Participant holding such Non-Vested Stock or Non-Vested Units ceases to be an employee, consultant or director of the Corporation or its subsidiaries due to such Participant's death or disability (as that term is defined in the Company's Salaried Long Term Disability Plan), shares of Non-Vested Stock and Non-Vested Units which have not vested shall immediately vest upon such Participant's death or disability and shall not be forfeited.

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                  (iii) The expiration of a consulting arrangement without the prior termination thereof shall not be deemed a termination of such arrangement (or cessation of being a consultant) for purposes of this Plan. The employment, consultancy or directorship of a Participant who has been granted Non-Vested Stock and/or Non-Vested Units shall not be deemed to have terminated if the Participant is absent from such employment, consultancy or directorship by reason of an approved leave of absence (in accordance with the applicable policy of the Corporation or the applicable subsidiary) or is transferred from the Corporation or a subsidiary of the Corporation (each a "Group Member") to another Group Member. If a Group Member of the Corporation ceases to be such a Group Member, the employment, consultancy or directorship, as applicable, of each employee, consultant and director of that company who is not an employee, consultant or director of another remaining Group Member immediately thereafter shall be deemed to have ceased on the date the company ceases to be a Group Member unless proper provision is made for the conversion of such Participant's Units into stock units (or some other type of stock-based award) of the surviving or acquiring company on terms intended to preserve substantially the economic value thereof.

                  (iv) If and when shares of Non-Vested Stock vest in Restricted Stock without a prior forfeiture of such Non-Vested Stock, certificates for such Shares shall be delivered to the Participant upon surrender of the Non-Vested Stock certificates. As mentioned in Section 3 above, all Shares issued under this Plan will be subject to the terms of a Restricted Stock Agreement substantially in the form attached hereto as Exhibit A.

                  (v) If and when Non-Vested Units vest in Units, such Units shall be paid out to the Participant in Restricted Stock on such date as provided in the Non-Vested Unit Agreement.

         13. EVIDENCE OF SHARES. Shares of Non-Vested Stock shall be evidenced in such manner as the Compensation Committee may deem appropriate, including book-entry registration or issuance of one or more stock certificates. Any certificate issued in respect of shares of Non-Vested Stock shall be registered in the name of the Participant to whom such

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shares are granted and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such shares of Non-Vested Stock, substantially in the following form:

                  "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Goss Holdings, Inc. Management Stock Incentive Plan and a Non-Vested Stock/Unit Agreement. Copies of such Plan and Agreement are on file at the offices of Goss Holdings, Inc., c/o Goss Graphic Systems, Inc., 700 Oakmont Lane, Westmont, Illinois 60559-5546."

The Compensation Committee may require that the certificates evidencing shares of Non-Vested Stock be held in custody by the Corporation until such shares have vested and that, as a condition of any grant of Non-Vested Stock/Unit, the Participant shall have delivered a stock power, endorsed in blank, relating to the Shares covered by such grant of Non-Vested Stock/Unit.

         14. CASH-OUT OF CERTAIN OPTIONS. (a) The Compensation Committee or the Board of Directors may cancel any outstanding Options in exchange for a cash payment, or in the discretion of the Compensation Committee or the Board of Directors payment of other property, to the Participant equal to the excess of (x) the fair market value (as determined in good faith by the Board of Directors of the Corporation) of the consideration received per Stonington Share by Stonington in any Extraordinary Transaction (as defined below), over
(y) the Option Price for such Options, multiplied by the number of Shares subject to such cancelled Options, in each case effective upon the consummation of the Extraordinary Transaction.

                  (b) For purposes of this Agreement, an "Extraordinary Transaction" means an event as a result of which Stonington Partners, Inc. and its subsidiaries and affiliates ("Stonington") cease to be the beneficial owners of at least 50% of the common equity of the Corporation on a fully diluted basis, or any other event as a result of which: (i) the Corporation consolidates, enters into a plan of reorganization with, or merges with or into another corporation or conveys, transfers or leases all or substantially all of its assets to any person, or any corporation consolidates with or merges with or into the Corporation, in any such event pursuant to a transaction in which the outstanding voting common stock of the Corporation is changed

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into or exchanged for cash, securities or other property, other than any such transaction where (A) the outstanding voting common stock of the Corporation is changed into or exchanged for, in whole or in part, voting stock of the surviving corporation which is not redeemable capital stock and (B) the holders of the voting common stock of the Corporation immediately prior to such transaction own, directly or indirectly, not less than 50% of the voting stock of the surviving corporation immediately after such transaction; (ii) at any time, a majority of the members of the Board of Directors of the Corporation then in office does not consist of (A) individuals who two years prior to such date were members of the Board of Directors of the Corporation,
(B) new directors whose election to such Board of Directors or whose nomination for election by the shareholders of the Corporation was approved by a vote of 66-2/3% of the directors when still in office who were either directors at the beginning of such two-year period or whose election or nomination for election was previously approved by directors elected or nominated in accordance with this clause (B) and (C) such other directors as have been nominated or approved by Stonington; or (iii) the Corporation is liquidated, dissolved or wound-up, or adopts a plan of liquidation.

         15. TRANSFERABILITY. Incentive Options, Performance Options, Discretionary Options, Non-Vested Stock and Non-Vested Units (i) may not be assigned, transferred, pledged or hypothecated in any way, (ii) shall not be assignable by operation of law (except by will or by the laws of descent and distribution) and (iii) shall not be subject to execution, attachment or similar process. An Option may be exercised during the lifetime of the Participant only by such Participant. Any attempted assignment, transfer, pledge, hypothecation or other disposition contrary to the provisions hereof shall be null and void and without effect.

         16. TERMINATION OF THE PLAN. This Plan shall terminate upon the close of business on February 1, 2006 (other than with respect to Options that have not by their terms terminated at such time or with respect to Non-Vested Stock/Units which has not yet vested or been forfeited in accordance with its terms at such time, with respect to which this Plan shall continue, in the case of Options, through the end of the Option Period thereof, or in the case of Non-Vested Stock/Units, until the Non-Vested Stock/Units vests or is forfeited) unless it shall have sooner terminated by there having been granted and fully exercised Options covering the entire number of Shares (subject to adjustment as provided for in Section 17 hereof) available for Options under Section 3, and by there having been granted and either vested or forfeited Non-Vested

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Stock/Units covering the entire number of Shares (subject to adjustment as provided for in Section 17 hereof) available for Non-Vested Stock/Units under
Section 3.

         17. ADJUSTMENTS. In the event of the declaration of any stock dividend on the Shares of the Corporation or in the event of any reorganization, merger, consolidation, acquisition, separation, recapitalization, spin-off, split-up, extraordinary dividend, combination or exchange of the Shares or like adjustment, the number and type of securities or other property available pursuant to this Plan and the number and type of securities or other property subject to any Option or Non-Vested Stock/Unit, as the case may be, granted or to be granted pursuant to this Plan, and the Option Prices, shall be adjusted by appropriate changes in this Plan and in any outstanding Option or Non-Vested Stock/Unit (including the substitution of cash or other property for Shares, as applicable). Any such adjustment to the Plan or to Non-Vested Stock/Unit, Options or Option Prices shall be made by action of the Board of Directors or the Compensation Committee, whose determination shall be conclusive.

         18. AMENDMENT OR DISCONTINUANCE OF THE PLAN. The Board of Directors or the Compensation Committee may amend or terminate this Plan and may amend any Option, or Non-Vested Stock/Unit granted pursuant to this Plan at any time; provided that no amendment or termination may adversely affect a Participant's rights to or interest in any Option, Non-Vested Stock/Unit previously granted under this Plan unless such Participant shall have agreed thereto in writing.

         19. INITIAL PUBLIC OFFERINGS. (a) Notwithstanding anything contained herein to the contrary, if the Corporation proposes to effect an Initial Public Offering (defined below) and if the appropriate securities regulatory authority or stock exchange determines that in order for the Initial Public Offering to proceed, it would be necessary to reduce the number of issued options or the term of such issued options, then the Board of Directors or the Compensation Committee may: (i) require the holders of Options to either exercise Options or agree to the cancellation of such Options so that after such exercise or cancellation the number of issued Options is no more than the maximum number permitted by such appropriate regulatory authorities or stock exchange; or (ii) shorten the Option Period of any Option to the extent necessary to comply with applicable law or stock exchange requirements, as the case may be. For the purposes of effecting such amendment, the Option to be affected and the order that they shall be affected shall be as

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follows: first, Discretionary Options granted to Participants who have been granted Incentive Options or Performance Options; second, Incentive Options; third, Performance Options; and fourth, Discretionary Options not covered in first above. The extent that any such Options shall be required to be exercised or cancelled, the determination as to whether to exercise or cancel such Options shall be made by the holder thereof in his or her sole discretion. In addition, the allocation of Options that are required to be exercised or cancelled among the holders of each category of Options shall be pro rata among such holders, except to the extent a holder agrees in writing to the exercise or cancellation of a disproportionately large number of his or her Options in that category.

         (b) For purposes of this Agreement, Initial Public Offering shall mean a sale of Shares pursuant to an effective registration statement under the Securities Act (other than a registration statement relating to the public offering of Shares representing less than 15% of the then outstanding Shares).

         20. WITHHOLDING. No later than the date as of which an amount first becomes includable in the gross income of the Participant for federal income tax purposes with respect to any Option, or Non-Vested Stock/Unit hereunder, such Participant shall pay to the Corporation any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. The obligations of the Corporation hereunder shall be conditional on such payment, and the Corporation shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due the Participant.

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                                  SCHEDULE 1

                          PERFORMANCE OPTIONS UNDER THE
        GOSS HOLDINGS, INC. MANAGEMENT STOCK OPTION PLAN (THE "PLAN")
                             YEARLY VESTING SCHEDULE


Total Available Options:   Performance Options exercisable for an aggregate
                           of 500,000 Shares. Performance Options will vest over four years based on the Corporation achieving certain levels of earnings performance (as hereinafter described).

Vesting of
Performance Options:       Performance Options, which will be granted
                           effective as of the Effective Date, shall vest according to the financial performance of the Corporation for each of the four years following the Effective Date, as follows: As more fully set forth in the Plan, a Participant's Performance
                           Options shall not vest unless the Participant is employed by, a director of or a consultant to the Corporation or one of its subsidiaries on the date such Option would vest. Performance Options shall vest for each calendar year based on the Corporation's cumulative consolidated earnings from continuing operations before interest, taxes, depreciation and amortization ("EBITDA") for each of the years in the four-year period ending
                           December 31, 2003 according to the following schedule:

                           Year-ending          Percent              Cumulative
                           December 31       Eligible to Vest          EBITDA
                           -----------       ----------------       ------------
                              2000                 25%              $ 45,000,000
                              2001                 25%              $100,000,000
                              2002                 25%              $160,000,000
                              2003                 25%              $230,000,000

                           The Performance Options that are eligible for vesting but do not actually vest in a given year shall again be eligible for vesting in subsequent years based upon the criteria set forth above.

                                      SCHEDULE 2

(Date)


Goss Holdings, Inc.
700 Oakmont Lane
Westmont, IL  60559
Attention:  Secretary

      Re:  Exercise of Stock Option

To Whom It May Concern:

      Pursuant to the terms of the Option Agreement between us dated _________________, in which you have granted to me a __________________________
[INSERT INCENTIVE OPTION, PERFORMANCE OPTION, OR DISCRETIONARY OPTION, AS THE CASE MAY BE] to purchase a certain number of the shares of Common Stock, par value $.01 per share (the "Shares"), of Goss Holdings, Inc., a Delaware corporation (the "Corporation"), on certain terms and conditions, I hereby give notice that I elect to exercise such options to the extent of ________ Shares at $________________ [INSERT PURCHASE PRICE OF OPTIONS AS ADJUSTED AT THE TIME OF EXERCISE] per Share (the "Purchased Shares"). In full payment of the option price for the Purchased Shares provided in the Option Agreement, I agree to deliver on ___________________ (the "Closing Date") [NOT TO EXCEED
90 DAYS FROM THE DATE OF THIS NOTICE] a certified or bank cashier's check to the order of the Corporation or cash in the amount of $____________ for such exercise. I also agree to pay on the Closing Date an additional amount equal to any withholding obligation the Corporation may have as a result of this exercise or with respect to the Purchased Shares.

      I hereby covenant and agree that I am acquiring the Purchased Shares for investment purposes only and not with a view to resale or other distribution thereof to the public in violation of the Securities Act of 1933, as amended (the "Securities Act"). I further covenant and agree that I shall not dispose of any of the Purchased Shares in any transaction or transactions which, in the opinion of counsel to the Corporation, may violate the Securities Act, or the rules and regulations thereunder or any applicable state securities, or "blue sky", laws.

      I further covenant and agree that, if any of the Purchased Shares are registered under the Securities Act, no public offering (otherwise than on a national securities exchange, as defined in the Securities Exchange Act of 1934, as amended) of any of the

Purchased Shares will be made by me or by any successor under such circumstances that I or such successor may be deemed an underwriter, as defined in the Securities Act.

      I agree with respect to the Purchased Shares I receive as a result of this exercise to continue to be bound by all the terms, to the extent applicable of the Restricted Stock Agreement.

      I understand that the Corporation may endorse upon the certificate or certificates representing the Purchased Shares such legends referring to the foregoing restrictions, or any other applicable restrictions, as it may deem appropriate.

                                         Very truly yours,



                                         ______________________________________
                                                    (Signature)


                                         ______________________________________
                                                    (Print Name)


                                         ______________________________________
                                                      (Address)

                                  SCHEDULE 4

(Date)


Goss Holdings, Inc.
700 Oakmont Lane
Westmont, IL  60559
Attention:  Secretary

      Re:  Amendment of Deferral Date

To Whom It May Concern:

      Pursuant to the terms of the Non-Vested Unit Agreement between us dated _________________, by which I have been granted a certain number of Non-Vested Units payable in the form of restricted shares of common stock, par value $.01 per share, of Goss Holdings, Inc., on certain terms and conditions, I hereby give notice that I elect to amend the Deferral Date for the payment of my Non-Vested Units from _____________________ (the current Deferral Date) until ____________________ (the amended Deferral Date).

      I understand that this notice will not be effective unless both the current Deferral Date and the amended Deferral Date are at least one year later than the date I deliver this letter to Goss Holdings, Inc., at the above address, or deposit it at a United States Post Office as registered mail, postage prepaid, addressed to Goss Holdings, Inc., at the above address. I further understand that, if this notice is effective, it will cancel any Deferral Date elected by me earlier.

                                       Very truly yours,



                                       ________________________________________
                                                  (Signature)


                                       ________________________________________
                                                  (Print Name)


                                       ________________________________________
                                                    (Address)